POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints RICHARD HOSKINS and PAUL W. KARR, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on the attached schedule, for AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK which serve as Depositors and AMERICAN HOME ASSURANCE COMPANY which serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue hereof.

/s/ ROBERT S. H. SCHIMEK ROBERT S. H. SCHIMEK	Director, President and Chief Executive Officer	August 26, 2013
/s/ RICHARD HOSKINS RICHARD HOSKINS	Director and Chief Financial Officer	August 26, 2013
/s/ ALEXANDER R. BAUGH ALEXANDER R. BAUGH	Director	August 26, 2013
/s/ JAMES BRACKEN JAMES BRACKEN	Director	August 26, 2013
/s/ TIMOTHY D. CARTER TIMOTHY D. CARTER	Director	August 26, 2013
/s/ JOHN Q. DOYLE JOHN Q. DOYLE	Director	August 26, 2013
/s/ JEFFREY M. FARBER JEFFREY M. FARBER	Director	August 26, 2013
/s/ PETER D. HANCOCK PETER D. HANCOCK	Director	August 26, 2013
/s/ MONIKA M. MACHON MONIKA M. MACHON	Director	August 26, 2013
/s/ RALPH W. MUCERINO RALPH W. MUCERINO	Director	August 26, 2013
/s/ SID SANKARAN SID SANKARAN	Director	August 26, 2013
/s/ CHRISTOPHER L. SPARRO CHRISTOPHER L. SPARRO	Director	August 26, 2013
/s/ MARK T. WILLIS MARK T. WILLIS	Director	August 26, 2013

AMERICAN HOME ASSURANCE COMPANY
GUARANTOR PRODUCT SCHEDULE — 8/26/2013

Registrant Name	File Nos.

VARIABLE SEPARATE ACCOUNT	333-185797	American Pathway II
811-03859	333-185798	Polaris
	333-185799	Polaris II
	333-185831	PolarisAmerica
	333-185838	Polaris Platinum II
	333-185800	Polaris II Platinum Series
	333-185837	Polaris Choice II / Polaris Choice III
	333-185818	WM Diversified Strategies
	333-185820	WM Diversified Strategies III
	333-185815	Polaris Advisor
	333-185801	Polaris Protector
	333-185816	Polaris Preferred Solution

VARIABLE ANNUITY ACCOUNT ONE 811-04296	333-185802	ICAP II

VARIABLE ANNUITY ACCOUNT TWO 811-08626	333-185821	Vista Capital Advantage

VARIABLE ANNUITY ACCOUNT FOUR 811-08874	333-185803	Anchor Advisor

VARIABLE ANNUITY ACCOUNT FIVE	333-185829	Seasons
811-07727	333-185804	Seasons Select II
	333-185825	Seasons Select
	333-185826	Seasons Triple Elite / Seasons Elite
	333-185822	Seasons Advisor
	333-185824	Seasons Advisor II
	333-185828	Seasons Preferred Solution

VARIABLE ANNUITY ACCOUNT SEVEN	333-185806	Polaris Plus
811-09003	333-185807	Polaris II A-Class
Polaris II A-Class Platinum Series
	333-185832	Polaris II Asset Manager

VARIABLE ANNUITY ACCOUNT NINE	333-185834	Ovation
811-21096	333-185835	Ovation Plus
	333-185841	Ovation Advantage
	333-185842	Ovation Advisor

FS Variable Separate Account	333-178854	Polaris NY
811-08810		Polaris II NY
Polaris II NY — Jones
	333-178859	WM Diversified Strategies III NY
	333-178857	FSA Advisor
	333-178853	Polaris Choice NY
Polaris Choice III NY
	333-178855	Polaris II A-Class Platinum Series NY
	333-178850	Polaris Advantage NY

FS Variable Annuity Account One 811-06313	333-178861	ICAP II NY

FS Variable Annuity Account Two 811-08624	333-178863	Vista Capital Advantage NY

FS Variable Annuity Account Five	333-178860	Seasons Triple Elite NY
811-08369		Seasons Elite NY
	333-178858	Seasons Select II NY Rewards

AGL SEPARATE ACCOUNT A	033-44745	Black, VA, Blue VA, Green VA
811-01491	033-44744	Orange VA, Yellow VA

Registrant Name	File Nos.

AGL SEPARATE ACCOUNT D	033-43390	Generations VA, Variety Plus VA
811-02441	002-49805	Front End Load, Regular Surr. Charge
	333-70667	Platinum Investor VA
	333-40637	Select Reserve VA
	033-57730	WM Advantage VA
	333-109206	Platinum Investor IVA
	333-25549	WM Strategic Asset Manager VA

AGL SEPARATE ACCOUNT VA-1 811-07781	333-102302	The Chairman VA

AGL SEPARATE ACCOUNT VA-2 811-01990	333-102303	Individual VA Contracts

AGL SEPARATE ACCOUNT VL-R	333-89897	AG Legacy Plus
811-08561	333-42567	Platinum Investor I VUL
	333-90787	Platinum Investor Survivor VUL
	333-80191	Corporate America VUL
	333-53909	Legacy Plus VUL (Orig.)
	333-103361	Platinum Investor II VUL
	333-43264	Platinum Investor III VUL
	333-188318	Platinum Investor IV VUL
	333-129552	Platinum Investor VIP (Orig.)
	333-109613	Platinum Investor FlexDirector
	333-82983	Platinum Investor PLUS VUL
	333-65170	Platinum Investor Survivor VUL
	333-87307	Platinum Investor Survivor II VUL
	333-87307	The ONE VUL Solution

AGL SEPARATE ACCOUNT VUL 811-05794	333-102301	EquiBuilder VUL

AGL SEPARATE ACCOUNT VUL-2	333-102300	EquiBuilder II VUL
811-06366	333-102299	EquiBuilder III VUL

USL SEPARATE ACCOUNT USL VL-R	333-151575	Income Advantage Select VUL
811-09359	333-149403	Protection Advantage Select VUL
	333-137941	Platinum Investor VIP VUL
	333-105246	Platinum Investor PLUS VUL
	333-79471	Platinum Investor VUL

USL SEPARATE ACCOUNT USL VA-R 811-09007	333-63673	Generations VA

VALIC SEPARATE ACCOUNT A	002-32783	GUP & GTS-VA
811-03240	033-75292	Portfolio Director, Portfolio Director 2 & Portfolio Director Plus
	333-49232	Potentia
	002-96223	UIT-981
	333-124398	Independence Plus VA